Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Virginia Electric and Power Company (the Company), certify that:

1.	the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (the “Report”) of the Company to which this certification is an exhibit fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)).

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of June 30, 2008 and for the period then ended.

/s/ Thomas F. Farrell, II
Thomas F. Farrell, II
Chief Executive Officer
July 31, 2008

/s/ Thomas N. Chewning
Thomas N. Chewning
Executive Vice President and Chief Financial Officer
July 31, 2008